Exhibit 31.2

Certification of Chief Financial Officer Pursuant to Rule 13a-14(a) or 15d-14(a)

I, Albert L. Stone, certify that:

1.      I have reviewed this report on Form 10-Q/A of New Enterprise Stone & Lime Co., Inc.;

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: October 13, 2015

/s/ Albert L. Stone
Albert L. Stone
Executive Vice President and Chief Financial Officer